Exhibit 10

                           KIRKPATRICK & LOCKHART LLP
                        1800 MASSACHUSETTS AVENUE, N.W.
                                   2ND FLOOR
                           WASHINGTON, DC 20036-1800
                                 (202) 778-9000

                               November 25, 1998


Global Utility Fund
Gateway Center Three
100 Mulberry Street
Newark, NJ 07102-4077

Ladies and Gentlemen:

     Global Utility Fund, Inc. (the "Company") is a corporation organized under the laws of the State of Maryland. We understand that the Company is about to file Post-Effective Amendment No. 12 to its Registration Statement on Form N-1A for the purpose of updating the Company's financial statements and making certain editorial changes.

     We have, as counsel, participated in various corporate and other proceedings relating to the Company. We have examined copies, either certified or otherwise proved to be genuine, of its Articles of Incorporation and By-Laws, as now in effect, the minutes of meetings of its board of directors and other documents relating to its organization and operation, and we are generally familiar with its corporate affairs. Based on the foregoing, it is our opinion that the issuance of shares of common stock of the Company ("Shares") has been duly authorized by the Company and that, when sold in accordance with the terms contemplated by the Registration Statement, the Shares will have been legally issued, fully paid and nonassessable by the Company.

     We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 12 to the Company's Registration Statement on Form N-1A (File No. 33-37356) being filed with the Securities and Exchange Commission.


                                      Sincerely,

                                      /s/ Kirkpatrick & Lockhart LLP
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                                      KIRKPATRICK & LOCKHART LLP